EXHIBIT 23.3
Independent Petroleum Engineers’ Consent
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2006 relating to the reserve report, which appears in Harvest Natural Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ Ryder Scott Company, L.P.
Denver, Colorado
May 19, 2006